UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 28, 2014, WPX Energy, Inc. (“the Company”), as borrower, entered into an Amended and Restated Credit Agreement (the “A&R Credit Facility”) with Citibank, N.A., as Administrative Agent, lender and Swingline Lender and the other lenders party thereto. The A&R Credit facility amends and restates the Company’s existing credit agreement, dated as of June 30, 2011 with Citibank, N.A., as Administrative Agent, lender and Swingline Lender and the other lenders party thereto, which would have matured on November 1, 2016. The A&R Credit Facility is a $1.5 billion five-year senior unsecured revolving credit facility with a maturity date of October 28, 2019. Under the terms of the A&R Credit Facility, the Company may request an increase in the commitments of up to an additional $300 million by commitments from either new lenders or increased commitments from existing lenders. The A&R Credit Facility may be used for working capital, acquisitions, capital expenditures and other general corporate purposes.

Under the A&R Credit Facility, the Company may also obtain same day funds by requesting a swingline loan of up to an amount of $100 million from the swingline lender. Interest on swingline loans is payable at a rate per annum equal to a fluctuating base rate equal to the alternate base rate plus the applicable margin.

Interest on borrowings under the A&R Credit Facility is payable at rates per annum equal to, at the Company’s option: (1) a fluctuating base rate equal to the alternate base rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The alternate base rate will be the highest of (i) the federal funds rate plus 0.5 percent, (ii) the Prime Rate, and (iii) one-month LIBOR plus 1.0 percent. The Company is required to pay a commitment fee based on the unused portion of the commitments under the A&R Credit Facility. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on the Company’s senior unsecured debt ratings.

Under the A&R Credit Facility, when the Company’s long-term unsecured debt rating is not rated BBB- or better by S&P or Baa3 or better by Moody’s and not less than BB+ or Ba1 by the other such agency, we will be required to maintain a ratio of Consolidated Net Indebtedness (as defined in the A&R Credit Facility) to Consolidated EBITDAX (as defined in the A&R Credit Facility) of not greater than 3.75 to 1.00. Consolidated Net Indebtedness includes a reduction attributable to unrestricted cash and cash equivalents up to $50 million. We must also maintain a ratio of Consolidated Indebtedness (as defined in the WPX Credit Facility Agreement) to Consolidated Total Capitalization (defined as net worth plus indebtedness) is not permitted to be greater than 60%. Under the A&R Credit Facility, during a Downgrade Period (as defined in the A&R Credit Facility), we will be required to maintain a ratio of net present value of projected future cash flows from proved reserves, calculated in accordance with the terms of the A&R Credit Facility, to Consolidated Indebtedness of at least 1.25 to 1.00 for fiscal periods ending on or prior to December 31, 2015 and 1.50 to 1.00 for fiscal periods ending after December 31, 2015. This covenant will not apply after the Company’s long-term senior unsecured debt is rated BBB- or better by S&P or Baa3 or better by Moody’s (without negative outlook or negative watch), provided that the other of the two ratings is at least BB+ by S&P or Ba1 by Moody’s.

The A&R Credit Facility contains customary representations and warranties and affirmative, negative and financial covenants which were made only for the purposes of the A&R Credit Facility and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. The covenants limit, among other things, the ability of the Company’s subsidiaries to incur indebtedness; the ability of the Company and its subsidiaries to grant certain liens, materially change the nature of its or their business, make investments, guarantees, loans or advances in non-subsidiaries or enter into certain hedging agreements; the ability of the Company’s material subsidiaries to enter into certain restrictive agreements; the ability of the Company and its material subsidiaries to enter into certain affiliate transactions; and the Company’s ability to merge or consolidate with any person or sell all or substantially all of its assets to any person. The Company and its subsidiaries are also prohibited from using the proceeds under the A&R Credit Facility in violation of Sanctions (as defined in the A&R Credit Facility). In addition, the representations, warranties and covenants contained in the A&R Credit Facility are subject to certain exceptions and/or standards of materiality applicable to the contracting parties.

The A&R Credit Facility includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults, cross acceleration, bankruptcy and insolvency events, certain unsatisfied judgments and a change of control. If an event of default with respect to a borrower occurs under the A&R Credit Facility, the lenders will be able to terminate the commitments and accelerate the maturity of the loans of the defaulting borrower under the A&R Credit Facility and exercise other rights and remedies.

The foregoing description of the A&R Credit Facility does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The A&R Credit Facility is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 28, 2014, by and among WPX Energy, Inc., the lenders party thereto, and Citibank, N.A., as Administrative Agent and Swingline Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: November 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 28, 2014, by and among WPX Energy, Inc., the lenders party thereto, and Citibank, N.A., as Administrative Agent and Swingline Lender.